EXHIBIT 23a

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-99229, 333-119770, 333-169965, 333-169963 and 333-169962) of Twin Disc, Incorporated of our report dated August 27, 2018, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ RSM US LLP

Milwaukee, Wisconsin

August 27, 2018